Exhibit 99.1

Jamf Announces Third Quarter 2022 Financial Results
•Q3 total revenue year-over-year growth of 30% to $124.6 million
•ARR year-over-year growth of 27% to $490.5 million as of September 30, 2022
•Cash flow provided by operations of $63.2 million for the TTM ended September 30, 2022, or 14% of TTM total revenue; unlevered free cash flow of $64.0 million, or 14% of TTM total revenue
MINNEAPOLIS – November 9, 2022 – Jamf (NASDAQ: JAMF), the standard in managing and securing Apple at work, today announced financial results for its third quarter ended September 30, 2022.

“We again delivered strong results for the third quarter, due to our diverse business model, market leadership position, continued innovation at the pace of Apple, increased demand for enterprise security solutions and our philosophy and proven capability of delivering balanced growth and profitability,” said Dean Hager, CEO of Jamf. “These factors, along with our commitment to simplify work by helping organizations manage and secure an Apple experience that end users love and organizations trust, will help us remain resilient as we navigate continued economic uncertainties.”

Third Quarter 2022 Financial Highlights
•ARR: ARR of $490.5 million as of September 30, 2022, an increase of 27% year-over-year.
•Revenue: Total revenue of $124.6 million, an increase of 30% year-over-year.
•Gross Profit: GAAP gross profit of $93.4 million, or 75% of total revenue, compared to $69.2 million in the third quarter of 2021. Non-GAAP gross profit of $101.6 million, or 82% of total revenue, compared to $76.4 million in the third quarter of 2021.
•Operating Loss/Income: GAAP operating loss of $28.6 million, or (23)% of total revenue, compared to $29.9 million in the third quarter of 2021. Non-GAAP operating income of $6.9 million, or 6% of total revenue, compared to $2.0 million in the third quarter of 2021.
•Cash Flow: Cash flow provided by operations of $63.2 million for the TTM ended September 30, 2022, or 14% of TTM total revenue, compared to $84.5 million for the TTM ended September 30, 2021. Unlevered free cash flow of $64.0 million for the TTM ended September 30, 2022, or 14% of TTM total revenue, compared to $81.5 million for the TTM ended September 30, 2021.

A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains descriptions of these reconciliations.

Recent Business Highlights
•Ended the third quarter serving more than 69,000 customers with more than 29.3 million total devices on our platform.
•Announced the pending acquisition of ZecOps, a leader in mobile detection and response, uniquely positioning Jamf to help IT and security teams strengthen their organization’s mobile security posture. The acquisition is expected to close in Q4 2022.
•Showcased Jamf’s new and upcoming product innovations that help organizations simplify and secure work at the 13th annual Jamf Nation User Conference.
•Announced same-day support for all of Apple’s fall operating system releases, including macOS Ventura, iOS 16 and iPadOS 16. macOS Ventura delivers powerful features that will help organizations with enhanced device management and institutional security enhancements including Declarative Device Management, Platform Single Sign-On and Rapid Security Response.

•Joined Amazon Web Services Independent Software Vendor Accelerate Program, enabling us to offer its Apple device management platform, security, threat prevention and custom workflows, like its recently announced collaboration on EC2 Mac management, to address AWS customers’ specific business needs.
•Jamf Protect named “Endpoint Security Solution of the Year” in the 2022 CyberSecurity Breakthrough Awards. The CyberSecurity Breakthrough Awards aim to perform the most comprehensive evaluation of cybersecurity companies and solutions on the market today.
•Jamf Threat Defense and Jamf Protect named Mobile Security Solution of the Year and Security Software Solution of the Year in the 2022 Computing Security Awards. The Computing Security Awards aim to recognize the best security solutions in the market.
•Ranked #14 on the Fortune Best Workplaces in TechnologyTM 2022 list, up from #22 in 2021.
•Published Jamf’s inaugural Purpose and Impact Report, detailing Jamf is empowering its employees, customers and communities.
•Recognized by TrustRadius for Jamf’s social responsibility program with a 2022 Tech Cares Award. This third-annual award celebrates companies that have gone above and beyond to provide impactful corporate social responsibility (CSR) programs for their employees and surrounding communities.

Financial Outlook
For the fourth quarter of 2022, Jamf currently expects:
•Total revenue of $128.5 to $129.5 million
•Non-GAAP operating income of $6.5 to $7.5 million
For the full year 2022, Jamf currently expects:
•Total revenue of $477.0 to $478.0 million
•Non-GAAP operating income of $23.5 to $24.5 million
To assist with modeling, for the fourth quarter of 2022 and full year 2022, amortization is expected to be approximately $11.1 million and $47.9 million, respectively. In addition, for the fourth quarter of 2022 and full year 2022, stock-based compensation and related payroll taxes is expected to be approximately $22.5 million and $113.2 million, respectively.
Jamf is unable to provide a quantitative reconciliation of forward-looking guidance of non-GAAP operating income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, offering costs, amortization and stock-based compensation and related payroll taxes. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated non-GAAP operating income.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Webcast and Conference Call Information
Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on November 9, 2022.

The conference call will be webcast live on Jamf’s Investor Relations website at https://ir.jamf.com, along with the earnings press release, financial tables, earnings presentation and investor presentation. Those parties interested in participating via telephone may register on Jamf’s Investor Relations website.

A replay of the call will be available on the Investor Relations website beginning on November 9, 2022, at approximately 6:00 p.m. Central Time (7:00 p.m. Eastern Time).

Please note that Jamf uses its https://ir.jamf.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of non-GAAP operating expenses, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP income before income taxes, non-GAAP provision for income taxes as it relates to the calculation of non-GAAP net income, non-GAAP net income, free cash flow, free cash flow margin, unlevered free cash flow, and unlevered free cash flow margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, amortization expense, acquisition-related expenses, acquisition-related earnout, offering costs, foreign currency transaction loss, payroll taxes related to stock-based compensation, legal reserve, loss on extinguishment of debt, and amortization of debt issuance costs. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in our financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. We strongly encourage investors to review our consolidated financial statements included in our publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and include statements regarding our future financial and operating performance (including our financial outlook for future reporting periods). You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, among others: the impact on our operations from macroeconomic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and the effects of the ongoing COVID-19 pandemic; the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, and failure of enterprises to adopt Apple products; the potentially adverse impact of changes in features and functionality by Apple on our engineering focus or product development efforts; changes in our continued relationship with Apple; the fact that we are not party to any exclusive agreements or arrangements with Apple; our reliance, in part, on channel partners for the sale and distribution of our products;

our ability to successfully develop new products or materially enhance current products through our research and development efforts; our ability to continue to attract new customers; our ability to retain our current customers; our ability to sell additional functionality to our current customers; our ability to correctly estimate market opportunity and forecast market growth; risks associated with failing to continue our recent growth rates; our dependence on one of our products for a substantial portion of our revenue; our ability to scale our business and manage our expenses; our ability to change our pricing models, if necessary to compete successfully; the impact of delays or outages of our cloud services from any disruptions, capacity limitations or interferences of third-party data centers that host our cloud services, including Amazon Web Services; our ability to meet service-level commitments under our subscription agreements; our ability to maintain, enhance and protect our brand; our ability to maintain our corporate culture; the ability of Jamf Nation to thrive and grow as we expand our business; the potential impact of inaccurate, incomplete or misleading content that is posted on Jamf Nation; our ability to offer high-quality support; risks and uncertainties associated with acquisitions and divestitures (such as our acquisition of ZecOps); our ability to predict and respond to rapidly evolving technological trends and our customers' changing needs; our ability to compete with existing and new companies; the impact of adverse general and industry-specific economic and market conditions; the impact of reductions in IT spending; our ability to attract and retain highly qualified personnel; risks associated with competitive challenges faced by our customers; the impact of our often long and unpredictable sales cycle; the risks associated with sales to new and existing enterprise customers; our ability to develop and expand our marketing and sales capabilities; the risks associated with free trials and other inbound, lead-generation sales strategies; the risks associated with indemnity provisions in our contracts; our management team’s limited experience managing a public company; risks associated with cyber-security events; the impact of real or perceived errors, failures or bugs in our products; the impact of general disruptions to data transmission; risks associated with stringent and changing privacy laws, regulations and standards, and information security policies and contractual obligations related to data privacy and security; the risks associated with intellectual property infringement claims; our reliance on third-party software and intellectual property licenses; our ability to protect our intellectual property and proprietary rights; the risks associated with our use of open source software in our products; risks associated with our indebtedness; and risks associated with global events (such as Russia’s invasion of Ukraine and related sanctions).

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Jamf
Jamf’s purpose is to simplify work by helping organizations manage and secure an Apple experience that end users love and organizations trust. Jamf is the only company in the world that provides a complete management and security solution for an Apple-first environment that is enterprise secure, consumer simple and protects personal privacy. To learn more, visit www.jamf.com.
Investor Contact
Jennifer Gaumond
ir@jamf.com
Media Contact
Rachel Nauen
media@jamf.com

Jamf Holding Corp.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$225,480	$177,150
Trade accounts receivable, net of allowances of $462 and $391	92,882	79,143
Income taxes receivable	406	608
Deferred contract costs	16,472	12,904
Prepaid expenses	16,186	17,581
Other current assets	6,224	4,212
Total current assets	357,650	291,598
Equipment and leasehold improvements, net	19,116	18,045
Goodwill	800,524	845,734
Other intangible assets, net	215,064	264,593
Deferred contract costs, non-current	36,960	29,842
Other assets	38,128	30,608
Total assets	$1,467,442	$1,480,420

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,870	$9,306
Accrued liabilities	57,351	54,022
Income taxes payable	752	167
Deferred revenues	271,721	223,031
Total current liabilities	346,694	286,526
Deferred revenues, non-current	69,509	59,097
Deferred tax liability, net	5,418	8,700
Convertible senior notes, net	363,885	362,031
Other liabilities	22,173	25,640
Total liabilities	807,679	741,994
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	120	119
Additional paid-in capital	1,011,205	913,581
Accumulated other comprehensive loss	(64,084)	(7,866)
Accumulated deficit	(287,478)	(167,408)
Total stockholders’ equity	659,763	738,426
Total liabilities and stockholders’ equity	$1,467,442	$1,480,420

Jamf Holding Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription	$118,524	$90,700	$330,132	$245,900
Services	5,216	4,083	14,187	12,015
License	817	838	4,134	4,671
Total revenue	124,557	95,621	348,453	262,586
Cost of revenue:
Cost of subscription(1)(2)(3)(4) (exclusive of amortization expense shown below)	22,334	18,317	62,870	44,206
Cost of services(1)(2)(3) (exclusive of amortization expense shown below)	3,584	2,955	10,184	8,027
Amortization expense	5,277	5,198	15,760	10,835
Total cost of revenue	31,195	26,470	88,814	63,068
Gross profit	93,362	69,151	259,639	199,518
Operating expenses:
Sales and marketing(1)(2)(3)(4)	54,096	40,856	159,171	103,640
Research and development(1)(2)(3)(4)	30,799	25,608	89,584	58,437
General and administrative(1)(2)(3)(4)	30,061	25,536	103,994	69,288
Amortization expense	7,040	7,025	21,103	18,275
Total operating expenses	121,996	99,025	373,852	249,640
Loss from operations	(28,634)	(29,874)	(114,213)	(50,122)
Interest income (expense), net	45	(1,386)	(1,455)	(1,608)
Loss on extinguishment of debt	—	(449)	—	(449)
Foreign currency transaction loss	(2,624)	(269)	(4,081)	(795)
Loss before income tax (provision) benefit	(31,213)	(31,978)	(119,749)	(52,974)
Income tax (provision) benefit	(89)	1,595	(321)	1,535
Net loss	$(31,302)	$(30,383)	$(120,070)	$(51,439)
Net loss per share, basic and diluted	$(0.26)	$(0.26)	$(1.00)	$(0.44)
Weighted‑average shares used to compute net loss per share, basic and diluted	121,014,325	118,640,565	120,188,587	117,983,463
(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$2,479	$1,716	$6,495	$2,384
Services	344	229	961	381
Sales and marketing	6,955	4,833	26,625	6,763
Research and development	5,130	5,145	19,620	7,076
General and administrative	5,582	3,913	35,823	6,170
	$20,490	$15,836	$89,524	$22,774

(2) Includes payroll taxes related to stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$109	$112	$133	$112
Services	23	22	24	22
Sales and marketing	366	270	443	416
Research and development	142	174	246	291
General and administrative	92	148	275	501
	$732	$726	$1,121	$1,342
(3) Includes depreciation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$285	$302	$891	$814
Services	40	43	126	124
Sales and marketing	669	608	1,986	1,706
Research and development	409	341	1,165	923
General and administrative	234	194	707	572
	$1,637	$1,488	$4,875	$4,139
(4) Includes acquisition-related expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$—	$17	$61	$17
Sales and marketing	—	34	7	34
Research and development	246	549	792	590
General and administrative	1,536	1,859	2,571	4,143
	$1,782	$2,459	$3,431	$4,784
General and administrative also includes acquisition-related earnout of $0.2 million and $0.6 million for the three months ended September 30, 2022 and 2021, respectively, and $0.4 million and $4.8 million for the nine months ended September 30, 2022 and 2021, respectively. The acquisition-related earnout was an expense for both the three and nine months ended September 30, 2022 and 2021 reflecting the increase in fair value of the Digita acquisition contingent liability due to growth in sales of our Jamf Protect product. General and administrative also includes legal reserve of $4.2 million for the nine months ended September 30, 2021.

Jamf Holding Corp.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(120,070)	$(51,439)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	41,738	33,249
Amortization of deferred contract costs	12,091	9,034
Amortization of debt issuance costs	2,040	573
Non-cash lease expense	4,373	3,705
Provision for credit losses and returns	310	(7)
Loss on extinguishment of debt	—	449
Share‑based compensation	89,524	22,774
Deferred tax benefit	(2,019)	(2,568)
Adjustment to contingent consideration	388	4,837
Other	4,603	1,144
Changes in operating assets and liabilities:
Trade accounts receivable	(15,125)	3,184
Income tax receivable/payable	688	(107)
Prepaid expenses and other assets	(3,351)	(8,129)
Deferred contract costs	(22,919)	(18,052)
Accounts payable	7,766	5,020
Accrued liabilities	2,872	1,644
Deferred revenue	59,922	59,464
Other liabilities	—	52
Net cash provided by operating activities	62,831	64,827
Investing activities
Acquisitions, net of cash acquired	(4,023)	(352,711)
Purchases of equipment and leasehold improvements	(5,645)	(7,261)
Purchase of investments	(3,100)	—
Other	(151)	35
Net cash used in investing activities	(12,919)	(359,937)
Financing activities
Proceeds from convertible senior notes	—	373,750
Proceeds from bank borrowings	—	250,000
Payment of bank borrowings	—	(250,000)
Payment for purchase of capped calls	—	(36,030)
Debt issuance costs	(50)	(12,636)
Cash paid for offering costs	(104)	(543)
Cash paid for contingent consideration	(4,588)	(4,206)
Payment of acquisition-related holdback	(200)	—
Proceeds from the exercise of stock options	4,682	8,570
Net cash (used in) provided by financing activities	(260)	328,905
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,322)	(865)
Net increase in cash, cash equivalents, and restricted cash	48,330	32,930
Cash, cash equivalents, and restricted cash, beginning of period	177,150	194,868
Cash, cash equivalents, and restricted cash, end of period	$225,480	$227,798

Jamf Holding Corp.
Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$225,480	$227,148
Restricted cash included in other current assets	—	650
Total cash, cash equivalents, and restricted cash	$225,480	$227,798

Jamf Holding Corp.
Supplemental Financial Information
Disaggregated Revenues
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
SaaS subscription and support and maintenance	$112,351	$83,775	$312,992	$222,672
On‑premise subscription	6,173	6,925	17,140	23,228
Subscription revenue	118,524	90,700	330,132	245,900
Professional services	5,216	4,083	14,187	12,015
Perpetual licenses	817	838	4,134	4,671
Non‑subscription revenue	6,033	4,921	18,321	16,686
Total revenue	$124,557	$95,621	$348,453	$262,586

Jamf Holding Corp.
Supplemental Information
Key Business Metrics
(in millions, except number of customers and percentages)
(unaudited)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

ARR	$490.5	$466.0	$436.5	$412.5	$384.8	$333.0	$308.0

ARR from management solutions as a percent of total ARR	82%	82%	83%	84%	84%	91%	93%

ARR from security solutions as a percent of total ARR	18%	18%	17%	16%	16%	9%	7%

ARR from commercial customers as a percent of total ARR	71%	71%	70%	69%	68%	64%	63%

ARR from education customers as a percent of total ARR	29%	29%	30%	31%	32%	36%	37%

Dollar-based net retention rate (1)	115%	117%	120%	120%	119%	119%	117%

Devices	29.3	28.4	26.8	26.1	25.0	23.2	21.8

Customers	69,000	67,000	62,000	60,000	57,000	53,000	50,000
(1) The dollar-based net retention rates for the TTM ended September 30, 2022 and June 30, 2022 include Wandera. The dollar-based net retention rates for periods prior to June 30, 2022 were based on our Jamf legacy business and did not include Wandera since it had not been a part of our business for the full trailing twelve months.

Jamf Holding Corp.
Supplemental Financial Information
Reconciliation of GAAP to non-GAAP Financial Data
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses	$121,996	$99,025	$373,852	$249,640
Amortization expense	(7,040)	(7,025)	(21,103)	(18,275)
Stock-based compensation	(17,667)	(13,891)	(82,068)	(20,009)
Acquisition-related expense	(1,782)	(2,442)	(3,370)	(4,767)
Acquisition-related earnout	(200)	(600)	(388)	(4,837)
Offering costs	—	—	(124)	(594)
Payroll taxes related to stock-based compensation	(600)	(592)	(964)	(1,208)
Legal reserve	—	—	—	(4,200)
Non-GAAP operating expenses	$94,707	$74,475	$265,835	$195,750

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Gross profit	$93,362	$69,151	$259,639	$199,518
Amortization expense	5,277	5,198	15,760	10,835
Stock-based compensation	2,823	1,945	7,456	2,765
Acquisition-related expense	—	17	61	17
Payroll taxes related to stock-based compensation	132	134	157	134
Non-GAAP gross profit	$101,594	$76,445	$283,073	$213,269
Gross profit margin	75%	72%	75%	76%
Non-GAAP gross profit margin	82%	80%	81%	81%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating loss	$(28,634)	$(29,874)	$(114,213)	$(50,122)
Amortization expense	12,317	12,223	36,863	29,110
Stock-based compensation	20,490	15,836	89,524	22,774
Acquisition-related expense	1,782	2,459	3,431	4,784
Acquisition-related earnout	200	600	388	4,837
Offering costs	—	—	124	594
Payroll taxes related to stock-based compensation	732	726	1,121	1,342
Legal reserve	—	—	—	4,200
Non-GAAP operating income	$6,887	$1,970	$17,238	$17,519
Operating loss margin	(23)%	(31)%	(33)%	(19)%
Non-GAAP operating income margin	6%	2%	5%	7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(31,302)	$(30,383)	$(120,070)	$(51,439)
Exclude: Income tax (provision) benefit	(89)	1,595	(321)	1,535
Loss before income tax (provision) benefit	(31,213)	(31,978)	(119,749)	(52,974)
Amortization expense	12,317	12,223	36,863	29,110
Stock-based compensation	20,490	15,836	89,524	22,774
Foreign currency transaction loss	2,624	269	4,081	795
Loss on extinguishment of debt	—	449	—	449
Amortization of debt issuance costs	682	324	2,040	324
Acquisition-related expense	1,782	2,459	3,431	4,784
Acquisition-related earnout	200	600	388	4,837
Offering costs	—	—	124	594
Payroll taxes related to stock-based compensation	732	726	1,121	1,342
Legal reserve	—	—	—	4,200
Non-GAAP income before income taxes	7,614	908	17,823	16,235
Non-GAAP provision for income taxes (1)	(1,828)	(218)	(4,278)	(3,896)
Non-GAAP net income	$5,786	$690	$13,545	$12,339
Net loss per share:
Basic	$(0.26)	$(0.26)	$(1.00)	$(0.44)
Diluted	$(0.26)	$(0.26)	$(1.00)	$(0.44)
Weighted‑average shares used in computing net loss per share:
Basic	121,014,325	118,640,565	120,188,587	117,983,463
Diluted	121,014,325	118,640,565	120,188,587	117,983,463
Non-GAAP net income per share:
Basic	$0.05	$0.01	$0.11	$0.10
Diluted	$0.04	$0.01	$0.10	$0.10
Weighted-average shares used in computing non-GAAP net income per share:
Basic	121,014,325	118,640,565	120,188,587	117,983,463
Diluted	132,229,404	121,974,161	130,399,569	121,006,865
(1) Beginning in the first quarter of 2022, Jamf changed its method of calculating its non-GAAP provision for income taxes in accordance with the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretation on a retroactive basis. Under the new method, Jamf’s blended U.S. statutory rate of 24% is used as an estimate for the current and deferred income tax expense associated with our non-GAAP income before income taxes. Historically, Jamf had approximated the effective tax rate by taking into account the sizeable U.S. net operating loss carryforwards and tax credit carryforwards that have not been recorded where Jamf does not expect to record or pay tax for the foreseeable future.

	Nine Months Ended September 30,			Years Ended December 31,
	2022	2021	2020	2021	2020
Net cash provided by operating activities	$62,831	$64,827	$33,099	$65,165	$52,801
Less:
Purchases of equipment and leasehold improvements	(5,645)	(7,261)	(1,836)	(9,755)	(4,368)
Free cash flow	57,186	57,566	31,263	55,410	48,433
Add:
Cash paid for interest	683	944	12,647	967	12,649
Cash paid for acquisition-related expense	2,110	3,885	3,300	5,039	5,200
Cash paid for legal settlement	—	—	—	5,000	—
Unlevered free cash flow	$59,979	$62,395	$47,210	$66,416	$66,282
Total revenue	$348,453	$262,586	$192,865	$366,388	$269,132
Net cash provided by operating activities as a percentage of total revenue	18%	25%	17%	18%	20%
Free cash flow margin	16%	22%	16%	15%	18%
Unlevered free cash flow margin	17%	24%	24%	18%	25%

	Trailing Twelve Months Ended September 30,
	2022	2021
Net cash provided by operating activities	$63,169	$84,529
Less:
Purchases of equipment and leasehold improvements	(8,139)	(9,793)
Free cash flow	55,030	74,736
Add:
Cash paid for interest	706	946
Cash paid for acquisition-related expense	3,264	5,785
Cash paid for legal settlement	5,000	—
Unlevered free cash flow	$64,000	$81,467
Total revenue	$452,255	$338,853
Net cash provided by operating activities as a percentage of total revenue	14%	25%
Free cash flow margin	12%	22%
Unlevered free cash flow margin	14%	24%